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                                                                    Exhibit 10.7


                                  MARCH 7, 2001




                           THE FINANCIAL TIMES LIMITED




                          DATA BROADCASTING CORPORATION



================================================================================

                               TRADE MARK LICENSE

================================================================================


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                                    CONTENTS



CLAUSE                                                                                                          PAGE

1.      DEFINITIONS...............................................................................................1

2.      GRANT OF LICENCE..........................................................................................2

3.      DEFENSE OF THIRD PARTY CLAIMS.............................................................................3

4.      ACKNOWLEDGMENT............................................................................................3

5.      SUBLICENSING..............................................................................................3

6.      CONDITIONS OF USE.........................................................................................4

7.      APPROVALS.................................................................................................5

8.      ACKNOWLEDGEMENT/REGISTRATION OF THE MARKS.................................................................5

9.      INFRINGEMENTS.............................................................................................6

10.     TERM AND TERMINATION......................................................................................7

11.     EFFECTS OF TERMINATION....................................................................................7

12.     SUCCESSORS IN TITLE/ASSIGNMENT/SUB-LICENSING..............................................................8

13.     NOTICES...................................................................................................8

14.     ENTIRE AGREEMENT..........................................................................................9

15.     PRECEDENCE OF AGREEMENTS..................................................................................9

16.     LEGAL RELATIONSHIP........................................................................................9

17.     VARIATION.................................................................................................9

18.     WAIVER....................................................................................................9

19.     COUNTERPARTS.............................................................................................10

20.     SEVERANCE................................................................................................10

21.     FURTHER ASSURANCE........................................................................................10

22.     LAW AND JURISDICTION.....................................................................................10


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TRADE MARK LICENSE AGREEMENT made on March 7, 2001.

BETWEEN

(1) THE FINANCIAL TIMES LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at Number One, Southwark Bridge, London SE1 9HL (THE LICENSOR)

(2) DATA BROADCASTING CORPORATION, a company incorporated under the laws of the State of Delaware, whose registered office is at 22 Crosby Drive, Bedford, Massachusetts 01730 (THE LICENSEE).

WHEREAS

(A) The Licensor is the owner of the "FINANCIAL TIMES", "FT" and "FT & Devices" trade marks examples of which are set out in the Schedule hereto.

(The Licensee desires to change its name to "Interactive Data Corporation" and certain of its Subsidiaries are planning to change their respective names to "FT Interactive Data Corporation" (and/or local variations thereof(such as `FT Interactive Data (Europe) Limited), so the Licensor and Licensee desire to enter into this Licence and the Licensor is willing to grant to the Licensee a licence (LICENCE) to use the "Financial Times" "FT" and "FT and device" trade marks in accordance with the terms, and subject to the conditions of this Agreement.


IT IS AGREED AS FOLLOWS

1.   DEFINITIONS

In this Agreement the following terms shall have the respective meanings set forth below:

BUSINESS means the business of the Licensee and the businesses of its Subsidiaries as such businesses may exist from time to time

EFFECTIVE DATE means the date hereof;

INTELLECTUAL PROPERTY means trade marks, trade names, rights in domain names, design rights, patents, copyright (including rights in computer software and databases, moral rights and rental and lending rights), know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world;

LICENSED MARKS means the "FINANCIAL TIMES" word mark, "FT" and "FT and Devices", including all trade mark registrations or applications therefor, owned by or made in the name


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of the Licensor in the Territory during the Term and additional marks as agreed between the parties from time to time;

LICENSED PRODUCTS means the current and future products and services used by the Licensee in connection with the Business, including the Promotional Material;

PROMOTIONAL MATERIAL means any promotional and advertising materials in any media created by (or on behalf of) the Licensee for the purpose of promoting or advertising the Business, including business stationery of the Licensee;

SUBSIDIARY shall have the meaning set out in s736 of the Companies Act 1985.

TERM means the period from the Effective Date hereof unless terminated pursuant to Clause 10;

TERRITORY means the world.

1.1  In this Agreement, unless the context otherwise requires:

(a) references to persons shall include individuals, bodies corporate (whenever incorporated), un-incorporated associations and partnerships;

(b) the headings are inserted for convenience only and shall not affect the construction of the Agreement;

(c)  references to one gender shall include each gender and all genders;

(d) any reference to an enactment is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) and includes all instruments or orders made under such enactments.

2.   GRANT OF LICENCE

In consideration of the payment of the sum of (pound)1 per annum by the Licensee to the Licensor (receipt of (pound)1 which is hereby acknowledged), the Licensor hereby grants to the Licensee a nonexclusive, Licence during the Term and only in the Territory to use the Licensed Marks:

(a)  in connection with the Business;

(b)  on and in the Licensed Products; and

(c) except that Licensor grants Licensee an exclusive right to use the mark "FTID" and to use the mark "FT" in combination with "Interactive Data" as the composite mark "FT Interactive Data";

subject to the terms and conditions of this Agreement, provided always that the Licensee shall not use any Licensed Marks:


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     (i)   as part of the name of any company listed on any recognised stock exchange; or

     (ii)  as part of any ticker symbol; or

     (iii) in connection with its E-Signal retail information business.

3.   DEFENSE OF THIRD PARTY CLAIMS

If any claim, action or proceeding is brought by any third party against the Licensee as a result of the use of the Licensed Marks by it or with its consent in the Territory, the Licensor will be entitled (as far as is legally possible and at the Licensee's cost) to participate in the defense of such claim, action or proceeding and at its discretion to assume the defense thereof with such legal advisers as it may select. If the Licensor shall elect to so assume the defense, the Licensee shall cooperate with and provide such assistance as the Licensor may reasonably request, at the Licensor's cost. The Licensee shall not take any step in such proceedings, admit any liability, settle, compromise or discharge any claim, action or proceeding without the Licensor's prior written consent.

4.   ACKNOWLEDGMENT

The Licensee acknowledges and accepts that, insofar as the Licence granted in Clause 2 relates to territories in which the Licensor has not registered the Licensed Marks, the Licensor can and does Licence only such unregistered right, title and interest in the Licensed Marks as it may own (if any). All warranties, representations and undertakings as to the extent of any such rights (whether express of implied) are hereby excluded. Licensor warrants and represents that, to the best of its knowledge, it owns legal title and valid rights in the Licensed Marks and use of the Licensed Marks pursuant to this Agreement does not infringe the rights of any third parties.

5.   SUBLICENSING

5.1 The Licensee may sublicence its rights under this Agreement to one or more of its Subsidiaries (EACH, A SUBLICENSEE) provided that:

(a) the terms and conditions of each such sublicence (THE SUBLICENCE) are the same as those contained in this Agreement (except that (i) the Sublicensee shall not have the right to sub-sublicence its rights under the Sublicence and (ii) the Sublicence shall terminate automatically upon the Sublicensee ceasing to be a subsidiary of the Licensee); and

(b) the Licensee shall procure that the Sublicensee observes and performs its obligations under the Sublicence and shall procure that the Sublicensee remedies any breach (if remediable) as soon as possible and in any event within 30 (thirty) Business Days of the breach; and


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(c)  the Licensor shall be entitled to treat any breach by the Sublicensee of the terms of the Sublicence which cannot be remedied, or which has not been remedied within the timescale provided in sub-clause (b) above, as a material breach by the Licensee of the terms of this Agreement; and

(d) the Licensee shall procure that the Sublicence shall terminate immediately upon termination or expiry of this Agreement for whatever reason.

5.2 The Licensee may authorise one or more of its third party trading affiliates to use the Licensed Marks in the context of indicating the affiliate's relationship to the Licensee (for example, "Sales and marketing representative of FT Interactive Data, in Switzerland," "Information supplied by FT Interactive Data" or "Developed in association with FT Interactive Data"). For purposes of this Section 5.2 only, E-Signal shall be deemed to be a third party trading affiliate.

6.   CONDITIONS OF USE

The Licensee hereby undertakes that:

(a)  it will use the Licensed Marks only as licensed herein and not otherwise;

(b) the Licensed Products bearing the Licensed Marks will conform to such standards of quality as the Licensor may from time to time reasonably require, and without limitation shall be of a quality at least equal to that generally achieved by the Licensor in providing similar goods and services in the course of its business as at the date of this Agreement;

(c) the Licensed Marks shall be used in a layout, form, size, printing style, colour and type face as appears at Exhibit A, and representative samples of, any use of the Licensed Marks in a new layout, form, size, printing style, colour or type face shall be approved by the Licensor in advance of use;

(d) it will not use the Licensed Marks together or in combination with any other marks, names, logos, symbols or devices without the prior written consent of the Licensor; PROVIDED, HOWEVER, that it may use the Licensed Marks together or in combination with "Interactive Data" or any other marks, names, logos, symbols or devices of the Licensee or its Subsidiaries;

(e) other than marks approved by the Licensor, it will not use any device mark, logo, or symbol which is substantially similar to or so nearly resembles the Licensed Marks as to be likely to cause deception or confusion;

(f) it will meet, no more than quarterly, if so required by the Licensor, to discuss the maintenance of the above standards of quality and presentation.


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7.   APPROVALS

Licensee shall provide Licensor with representative samples of articles bearing the Licensed Marks, for the Licensor's disapproval or approval. Licensor shall not unreasonably withhold approval, and Licensor's failure to provide disapproval or approval of such samples within 10 business days of submission of such samples shall constitute approval of those samples. If it is found that any of the Licensed Products bearing or intended to bear the Licensed Marks (THE MATERIALS) is not in conformity to any material extent with any of the Licensee's obligations under this Agreement, the Licensor shall give the Licensee written notice of that fact setting out the reasons for the lack of conformity in reasonable detail. The Licensee undertakes that it will not print, publish, distribute, issue to the public, sell or offer for sale any non-conforming Materials under the Licensed Marks without the prior written consent of the Licensor.

8.   ACKNOWLEDGEMENT/REGISTRATION OF THE MARKS

8.1. The Licensee acknowledges and agrees that:

(a) as between the parties, all rights in and to the Licensed Marks belong to the Licensor;

(b) it shall not in the Territory acquire or claim any interest in or title to the Licensed Marks or the goodwill attaching thereto by virtue of the rights granted to it under this Agreement or through its use of the Licensed Marks under this Agreement; and

(c) all goodwill in the Licensed Marks arising through use of the Licensed Marks by the Licensee in the Territory shall at all times be deemed to have accrued to the Licensor.

8.2. Further, the Licensee undertakes that:

(a) it shall not, in any jurisdiction, apply to register, register or seek to register any trade marks, copyright or analogous right which is identical with or substantially similar to or includes any of the Licensed Marks except that Licensor consents to Licensee's registration in Licensee's own name of the following domain names:
     `ftinteractivedata.com'

     `ftid.com'

     `ftiap.com'

     `ftsinfo.com'

     and also local and other variations thereof (such as `ftid.ja' or `ftinteractivedata.biz')

(b) it shall use its best endeavours not to do anything that is reasonably likely to prejudice the Licensor's rights in and to the Licensed Marks;


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(c)  at the Licensor's request and reasonable expense, it shall execute or procure the execution of any document which may be necessary to allow the recordal of the rights granted to the Licensee under this Agreement and the corresponding cancellation of such recordal on the termination or expiry of this Agreement, for whatever reason;

(d) at the Licensor's request and reasonable expense, it shall provide the Licensor with such reasonable assistance as the Licensor considers necessary for the purpose of pursuing any application or obtaining or maintaining any registration of the Licensed Marks in the Territory.

9.   INFRINGEMENTS

9.1. The Licensee shall forthwith give written notice to the Licensor of any of the following matters which may at any time during the continuance of this Agreement come to its knowledge, giving full particulars thereof

(a) any unauthorized use or suspected or threatened unauthorized use of the Licensed Marks, or any confusingly similar marks whether by reason of imitation of style or otherwise;

(b) any allegation or complaint made by any third party that the use by the Licensee of the Licensed Marks in accordance with this Agreement may be liable to cause deception or confusion to the public;

(c) any other form of attack, charge or claim to which the Licensed Marks may be subject;

provided always that the Licensee shall not make any admissions in respect of such matters other than to the Licensor and provided further that the Licensee shall in every case furnish the Licensor with all information in its possession relating thereto which may be reasonably required by the Licensor.

9.2 The Licensor shall have the exclusive right in its sole and absolute discretion, and at its own expense, to assume the conduct of all actions and proceedings relating to the Licensed Marks in any country in the world and the Licensee agrees to provide to the Licensor at the Licensor's reasonable expense all assistance which the Licensor may reasonably require in connection therewith. Any costs incurred by the Licensee or damages recovered as a result of any such actions or proceedings shall be for the account of the Licensor.

9.3 The Licensee shall stop using the Licensed Marks in the Territory as soon as reasonably practicable after receipt of written notice from the Licensor (or the Licensor's trade mark agents or legal advisers from time to time) which reasonably demonstrates that such use infringes the intellectual property rights of any third party.


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10.   TERM AND TERMINATION

10.1. This Agreement shall commence on the Effective Date and shall continue for a period of 5 (five) years, automatically renewed thereafter annually unless terminated in accordance with the other provisions of this Clause 10.

10.2. The Licensor may terminate this Agreement by giving written notice to the Licensee effective forthwith:

(a) if the Licensee challenges the validity of the Licensed Marks or the Licensor's right to use or Licence the Licensed Marks; or

(b) if the Licensee commits a material breach of any term or condition of this Agreement and such breach (if capable of remedy) continues unremedied for more than 30 days after the Licensor has served a notice in writing on the Licensee giving details of the breach and requiring its remedy by the Licensee; or

(c) if (save for the purposes of a voluntary reorganization, reconstruction or amalgamation) an order is made or a resolution is passed for the winding-up of the Licensee or if a provisional liquidator is appointed in respect of the Licensee, or if an administration order is made in respect of the Licensee, or if a receiver (which expression shall include an administrative receiver) is appointed in respect of the Licensee or all or any of its assets and is not discharged within a period of 30 days, or if the Licensee is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or any analogous or equivalent legislation in any country of the world, or if any voluntary arrangement is proposed in respect of the Licensee under Section 1 of the Insolvency Act 1986 or any analogous or equivalent legislation in any country of the world; or

(d) if Pearson plc ceases to own, directly or indirectly, at least 50% of the Licensee.

10.3. The parties may terminate this Agreement upon mutual agreement.

The Licensor will terminate this agreement on 3 months prior written notice if the Licensee fails to use substantially the Licensed Marks as described in the recital.

11.   EFFECTS OF TERMINATION

11.1. Upon termination or expiry of this Agreement for any reason:

(a) the rights and license granted hereunder to the Licensee shall cease and determine and the Licensee shall as soon as reasonably practicable thereafter, but not less than 3 months thereafter, discontinue any and all use of the Licensed Marks; and

(b) the Licensor may request that, 3 or more months after termination of this Agreement, the Licensee delete or remove the Licensed Marks from or (where such deletion or removal is not reasonably practicable) destroy and provide to the Licensor


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      satisfactory evidence of destruction, deletion or removal or if the
      Licensor shall so elect deliver to the Licensor, at the Licensor's cost, for destruction all materials in the possession or control of the Licensee to which the Licensed Marks are affixed; and

the Licensee shall otherwise cease all use of the Licensed Marks.

11.2. Termination of this Agreement shall be without prejudice to the rights of either party which may have accrued up to the date of such termination.

12.  SUCCESSORS IN TITLE/ASSIGNMENT/SUB-LICENSING

Subject to Clause 5, the rights and obligations of the Licensee under this Agreement are personal to the Licensee and the Licensee may not (and may not purport to) assign, transfer, charge, sublicense, or otherwise part with all or any of its rights and/or obligations under this Agreement.

13.  NOTICES

13.1. Any notice or other communication to be given by one party to the other under, or in connection with the matters contemplated by, this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served by leaving it or sending it by fax, pre-paid recorded delivery or registered post to the address and for the attention of the relevant party set out in clause 13.2 (or as otherwise notified from time to time hereunder). Any notice so served by hand, fax or post shall be deemed to have been received:

(a)  in the case of delivery by hand, when delivered;

(b)  in the case of fax, twelve (12) hours after the time of dispatch;

(c) in the case of prepaid recorded delivery or registered post, 48 hours from the date of posting.

13.2. The addresses of the parties for the purposes of Clause 13.1 are as follows

(a)  Address for notices to the Licensor:

          The Financial Times Limited
          Number One Southwark Bridge
          London SE1 9HL
          UK

          Attention: Company Secretary


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(b)  Address for notices to the Licensee:

          Data Broadcasting Corporation
          22 Crosby Drive
          Bedford, Massachusetts 01730
          USA

          Attention: General Counsel

14.  ENTIRE AGREEMENT

This Agreement represents the entire agreement and understanding between the Licensor and the Licensee in relation to the use of the Licensed Marks by the Licensee and shall supersede all arrangements or agreements relating to the Licensed Marks previously entered into or made between the parties, including but not limited to the Trade Mark Licence Agreement between the parties, dated 29 February, 2000, and all such arrangements or agreements are hereby terminated.

15.  PRECEDENCE OF AGREEMENTS

15.1. In the event of any inconsistency between the provisions of this Agreement and any agreement entered into pursuant to Clause 8.2(c) of this Agreement, the provisions of this Agreement shall prevail and in particular (but without limitation) nothing contained in any such agreement shall be deemed to extend vary, modify or abrogate any of the rights or obligations of the parties under this Agreement.

15.2. In the event of any inconsistency between the provisions of this Agreement and the Agreement and Plan of Merger, the provisions of this Agreement shall prevail.

16.  LEGAL RELATIONSHIP

Nothing in this Agreement shall be construed to constitute either party the partner, joint venturer, agent or employee of the other party and, except as expressly provided in this Agreement, neither party by virtue of this Agreement has authority to transact any business in the name of the other party or on its behalf or incur any liability for or on behalf of the other party.

17.  VARIATION

Any right, power, privilege or remedy of a party under or pursuant to this Agreement shall not be capable of being varied or waived, otherwise than by an express waiver or variation in writing.

18.  WAIVER

No failure or delay by any party in exercising any right, power, privilege or remedy under this Agreement shall impair such right, power, privilege or remedy, or operate or be


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construed as a waiver or variation thereof or preclude its exercise at any subsequent time or on any subsequent occasion and no single or partial exercise of any such right, power, privilege or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.

19.  COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be considered an original, with the same effect as if the parties or their representatives signed the same instrument.

20.  SEVERANCE

If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

21.  FURTHER ASSURANCE

Each party agrees to execute such documents and waivers and generally do everything further that may be necessary to fulfill its obligations under this Agreement.

22.  LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with English law and the parties irrevocably agree that the English Courts shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement on the date hereinbefore mentioned:

SIGNED by                                    )
                                             )
Duly authorized for and on behalf of         )
THE FINANCIAL TIMES LIMITED in               )
the presence of


SIGNED by                                    )
                                             )
Duly authorised for and on behalf of DATA    )
BROADCASTING CORPORATION in                  )
the presence of


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